EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Axonyx, Inc. (the "Company") on Form S-8 of our report dated February 10, 2000, on our audit of the financial statements of the Company as of and for the year ended December 31, 1999, appearing in the annual report on Form 10-KSB of the Company. We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP

New York, New York
October 16, 2000